UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2019

RW Holdings NNN REIT, Inc.

(Exact name of registrant as specified in its charter)

Maryland	000-55776	47-4156046
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3090 Bristol Street, Suite 550
Costa Mesa, California	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 742-4862

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Item 8.01.	Other Events.

As RW Holdings NNN REIT, Inc. (the “Company”) previously disclosed, in January 2019 Rich Uncles Real Estate Investment Trust I (“REIT I”), a real estate investment program that is also sponsored by the Company’s sponsor BrixInvest, LLC, commenced a review of strategic alternatives which includes marketing its entire real estate portfolio for disposition by sale, merger or other transaction structure. In connection with REIT I’s announcement, on March 19, 2019, the Company announced that it intends to explore a potential acquisition of REIT I or its portfolio and that the board of directors had formed a special committee (“Special Committee”) that is evaluating the potential for a transaction with REIT I.

REIT I conducted a multi-round process whereby bidders submitted proposals to a special committee of the REIT I board of trust managers for preliminary review. As a result of such process, REIT I and the Company determined to commence an exclusive due diligence process. Both parties and their advisors are continuing to evaluate a potential transaction and the Special Committee has not set a definitive timetable for completion of its evaluation. There can be no assurance that the Company will be able to enter into any transaction with REIT I on terms acceptable to us or at all.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RW HOLDINGS NNN REIT, INC. (Registrant)

By:	/s/ Raymond J. Pacini
	Name:	Raymond J. Pacini
	Title:	Chief Financial Officer

Date: June 21, 2019